EXHIBIT 10.16

WARRANT TO PURCHASE

COMMON STOCK

THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THE SECURITIES UNDER SUCH ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED OR UNLESS SOLD PURSUANT TO RULE 44 OF SUCH ACT.

DATED February 15, 2002

LARGE SCALE BIOLOGY CORPORATION

INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE
Void After February 14, 2012

THIS CERTIFIES THAT, for value received, John D. Fowler, Jr. (the “Holder”), is entitled to purchase, on the terms hereof, Two Hundred Fifty Thousand (250,000) shares of Common Stock of Large Scale Biology Corporation, a Delaware corporation (the “Company”), at a purchase price and subject to adjustment as set forth herein.

1.    EXERCISE OF WARRANT

The terms and conditions upon which this Warrant may be exercised, and the Common Stock covered hereby (the “Warrant Stock”) may be purchased, are as follows:

1.1    Term and Exercisability of Warrant.    Commencing on the Warrant Issue Date and ending on February 14, 2012, this Warrant may be exercised in whole or in part upon the occurrence of the following event: The average per share NASDAQ closing price of the Company’s common stock for any twenty (20) consecutive business days during which such stock is traded on NASDAQ is at or above a per share price equal to 200% of the Base Price set forth in Section 1.2 hereof and the Holder is employed by the Company on or has not been terminated without Cause by the Company prior to the first day of the aforementioned twenty-business day period.

1.2    Purchase Price.    The purchase price for the shares of Warrant Stock to be issued upon exercise of this Warrant shall be an amount equal to 150% of the Base Price, the Base Price shall mean the average per share NASDAQ closing price on each of the ten (10) consecutive business days during which such stock is traded on NASDAQ following the Company’s earnings call for the fourth quarter of 2001, subject to adjustment as set forth herein. Upon issuance in accordance with the terms hereof, the Warrant Stock will be fully paid and nonassessable.

1.3    Exercise of Warrant.    The exercise of the purchase rights evidenced by this Warrant shall be effected by (a) the surrender of the Warrant, together with a duly executed copy of the form of subscription articled hereto, to the Company at its principal offices and (b) the delivery of the purchase price by check or bank draft payable to the Company’s order for the number of shares for which the purchase rights hereunder are being exercised, or any other form of consideration approved by the Company’s Board of Directors.

1.4    Issuance of Shares.    In the event the purchase rights evidenced by this Warrant are exercised in whole or in part, a certificate or certificates for the purchased shares shall be issued to the Holder as soon as practicable. In the event the purchase rights evidenced by this Warrant are exercised in part, the Company will also issue to the Holder a new warrant representing the unexercised purchase rights.

1.5    Adjustment of Shares and Exercise Price.    The Company shall proportionately adjust the number of the Warrant Stock and the per share Exercise Price if any change is made to the Common Stock of the Company by reason of any stock split, stock dividend, recapitalization, combination of shares, exchange of shares or other change affecting the outstanding Common Stock as a class. Such adjustments are to be effected in a manner which shall not otherwise affect Holder’s rights and obligations under this Agreement.

2.    FRACTIONAL SHARES

No fractional shares shall be issued in connection with any exercise of this Warrant. In lieu of the issuance of such fractional share, the Company shall make a cash payment equal to the then fair market value of such fractional share as determined by the Company’s Board of Directors.

3.    RESERVATION OF COMMON STOCK

The Company shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the exercise of this Warrant such number of its shares of Common Stock as shall from time to time be sufficient to effect the exercise of this Warrant; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the exercise of the entire Warrant, in addition to such other remedies as shall be available to the holder of this Warrant, the Company will use its reasonable best efforts to take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes.

4.    PRIVILEGE OF STOCK OWNERSHIP

Prior to the exercise of this Warrant, the Holder shall not be entitled, by virtue of holding this Warrant, to any rights of a stockholder of the Company, including (without limitation) the right to vote, receive dividends or other distributions, exercise preemptive rights or be notified of stockholder meetings, and such holder shall not be entitled to any notice or other communication concerning the business or affairs of the Company, except as required by law.

5.    LIMITATION OF LIABILITY

No provision hereof, in the absence of affirmative action by the holder hereof to purchase the Warrant Stock, and no mere enumeration herein of the rights or privileges of the holder hereof, shall give rise to any liability of such holder for the purchase price or as a stockholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.

6.    NO TRANSFER

This Warrant and all rights hereunder may not be transferred in whole or in part without the prior written consent of the Company, and any such attempted transfer without the Company’s consent shall be null and void.

7.    PAYMENT OF TAXES

The Company shall pay all expenses in connection with, and all taxes and other governmental charges (other than any thereof on, based on or measured by, the net income of the holder thereof) that may be imposed in respect of, the issue or delivery of the Warrant Stock. The Company shall not be required, however, to pay any tax or other charge imposed in connection with any transfer involved in the issue of any certificate for shares of the Warrant Stock in any name other than that of the Holder, and in such case, the Company shall not be required to issue or deliver any stock certificate until such tax or other charge has been paid or it has been established to the Company’s satisfaction that no such tax or other charge is due.

8.    LOSS, THEFT, DESTRUCTION OR MUTILATION OF WARRANT

Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to the Company, and upon reimbursement to the Company of all reasonable expenses incidental thereto, and upon surrender and cancellation of this Warrant, if mutilated, the Company will make and deliver a new warrant of like tenor and dated as of such cancellation, in lieu of this Warrant.

9.    SATURDAYS, SUNDAYS, HOLIDAYS

If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall be Saturday or Sunday or shall be a legal holiday, then such action may be taken or such right may be exercised, except as to the purchase price, on the next succeeding day not a legal holiday.

10.    RESTRICTED SECURITIES

10.1    Investment Representations.    Holder represents that:

10.2    Purchase for Own Account.    This Warrant and the Warrant Stock (collectively, the “Securities”) are being acquired for its own account, not as a nominee or agent and not with a view to resale or distribution of any part thereof, and it has no present intention of selling, granting any participation in, or otherwise distributing the same. Holder further represents that it does not have any contract, undertaking agreement, or arrangement with any person to sell, transfer or grant participation to any third person with respect to the Securities.

10.3    Restricted Securities.    Holder understands that the Securities may be characterized as “restricted securities” under the federal securities laws inasmuch as they are being acquired from the Company in transactions not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the Securities Act of 1933, as amended (the “Act”), only in certain limited circumstances. In this connection, Holder represents that it is familiar with SEC Rule 144, as presently in effect and understands the resale limitations imposed thereby and by the Act.

10.4    Restrictions on Disposition.    Without in any way limiting the representations set forth above, Holder agrees not to make any disposition of all or any portion of the Securities unless and until:

(a)    There is then in effect a registration statement under the Act covering such proposed disposition and such disposition is made in accordance with such registration statement; or

(b)    (i) Holder shall have notified the Company of the proposed disposition and shall have furnished the Company with a detailed statement of the circumstances surrounding the proposed disposition, and (ii) if reasonably requested, Holder shall have furnished Company with an opinion of counsel, reasonably satisfactory to the Company, that such disposition will not require registration of the Securities under the Act.

10.5    Market Standoff.    As a condition of the right to purchase the Warrant Stock, Purchaser shall agree, if so requested by the Company or any representative of the underwriters in connection with any registration of the offering of the securities of the Company, that Purchaser shall not sell or dispose of the Warrant Stock for a period following the effective date of a registration statement filed under the Securities Act of 1933, as amended (the “Act”), the length of such period to be determined by the Company and the underwriters of such offering but not to exceed 180 days.

10.6    Legends.    Holder understands the instruments evidencing the Securities may bear one or all of the following legends:

(a)    “THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE

NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR ANY STATE SECURITIES OR “BLUE SKY” LAWS, AND MAY NOT BE OFFERED SOLD, ASSIGNED, TRANSFERRED, PLEDGED, OR OTHERWISE DISPOSED OF UNLESS REGISTERED PURSUANT TO THE PROVISIONS OF SUCH ACT AND BLUE SKY LAWS OR AN EXEMPTION THEREFROM IS AVAILABLE AS ESTABLISHED BY A WRITTEN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY.”

(b)    “THE SHARES EVIDENCED BY THIS CERTIFICATE ARE SUBJECT TO THE TERMS AND CONDITIONS OF A MARKET STAND–OFF AGREEMENT. COPIES OF THE AGREEMENT MAY BE OBTAINED UPON A WRITTEN REQUEST TO THE COMPANY’S SECRETARY.”

(c)    Any legend required by applicable state law.

11.    Definition of “Cause”.    For the purpose of this Agreement the term “Cause” shall mean the commission of any act of fraud, embezzlement or dishonesty by Holder, any unauthorized and bad faith use or disclosure by Holder of confidential information or trade secrets of the Company (or any parent or subsidiary), or any other intentional misconduct by Holder adversely affecting the business or affairs of the Company (or any parent or subsidiary) in a material manner.

12.    GOVERNING LAW

This Warrant shall be governed by and construed and enforced in accordance with the laws of the State of California.

LARGE SCALE BIOLOGY CORPORATION

By	/s/ Robert L. Erwin
Robert L. Erwin Chairman of the Board and Chief Executive Officer

Dated:  January 29, 2002